UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2019

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SEII	OTC Markets

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 4, 2019, the Company held its 2019 annual meeting of stockholders. The matters voted upon were the election of directors, approval of an amendment to the Company’s 2016 Long-Term Incentive Plan, and approval to increase the number of authorized shares.

Each of the nominees for director recommended by the nominating committee and approved by the board of directors was elected. The results of the voting for the members of the board of directors were as follows:

Name	Votes For	Votes Withheld
Ping Kee Lau	5,588,089	4,818
Cho Fu Li	5,588,414	4,818
Shao Yuan Guo	5,592,414	493
Ying Ying Wong	5,592,089	818
Che Chung Anthony Chan	5,588,089	4,818

The proposal to approve the amendment to the Company’s 2016 Long-Term Incentive Plan was approved by a vote of 5,529,246 shares in favor, 63,606 shares against and 53 shares abstaining.

The proposal to approve the increase of the number of authorized shares was approved by a vote of 5,529,246 shares in favor, 63,606 shares against and 53 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2019	Sharing Economy International Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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